UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2018

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1573 Mallory Lane, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the employee inducement awards is incorporated by reference into this Item 3.02. Each inducement award is exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018 and as previously disclosed, the Company granted 100,000 shares of restricted stock to Alfred Lumsdaine pursuant to his offer letter related to his appointment as the Company’s Chief Financial Officer. In addition, on August 24, 2018 and as previously disclosed, the Company granted (i) 500,000 shares of restricted stock to Robert H. Fish pursuant to his employment agreement related to his appointment as the Company’s President and Chief Executive Officer, and (ii) 75,000 shares of restricted stock to Glenn Hargreaves pursuant to his offer letter related to his appointment as the Company’s Chief Accounting Officer. Each of the above grants was originally designated as grants under the Company’s 2016 Stock Award Plan (the “Plan”). However, due to a recently discovered administrative error related to the number of authorized shares remaining available under the Plan, these awards were issued in excess of the 4.7 million authorized shares available under the Plan as previously approved by the Company’s shareholders. As a result, on September 27, 2018, the Company’s Board of Directors (the “Board”) and the Compensation Committee (the “Compensation Committee”) of the Board approved the cancellation of these grants and the re-granting of the awards in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08. In accordance with such exemption, the Company has issued a press release re-disclosing the material terms of such awards. Except as set forth in this Current Report on Form 8-K, the terms of the original grants to Messrs. Lumsdaine, Fish and Hargreaves disclosed in the Current Reports on Form 8-K filed by the Company on January 30, 2018, with respect to Mr. Lumsdaine, and August 27, 2018, with respect to Messrs. Fish and Hargreaves, remain unchanged.

Copies of the Form of Inducement Award Restricted Stock Award Agreement and Form of Inducement Award Performance-Based Restricted Stock Award Agreement to be entered into with Messrs. Lumsdaine and Hargreaves are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. Copies of Mr. Fish’s Restricted Stock Inducement Award Agreement and Performance-Based Restricted Stock Inducement Award Agreement are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 28, 2018, the Company issued a press release (the “Press Release”) announcing the grant of the employee inducement awards to Messrs. Fish, Lumsdaine and Hargreaves. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.1	Form of Inducement Award Restricted Stock Award Agreement

10.2	Form of Inducement Award Performance-Based Restricted Stock Award Agreement

10.3	Restricted Stock Inducement Award Agreement, by and between Robert H. Fish and Quorum Health Corporation

10.4	Performance-Based Restricted Stock Inducement Award Agreement, by and between Robert H. Fish and Quorum Health Corporation

99.1**	Quorum Health Corporation Press Release, dated September 28, 2018

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2018	QUORUM HEALTH CORPORATION
(Registrant)

	By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President and Chief Financial Officer
(principal financial officer)